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                                   Exhibit 22

                           Subsidiaries of Registrant



                                        Percent of Capital
                                          Stock Owned At
         Name                     Location           December 31, 1997
----------------------       --------------------    -----------------
Blackhawk State Bank         Beloit, Wisconsin           100%
(Wisconsin - chartered
Commercial Bank)

Blackhawk State Bank, s.b    Rochelle, Illinois          100%
(Illinois-chartered
Savings Bank)
